UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): February 12, 2007


                          RIDGEWOOD ENERGY O FUND, LLC
             (Exact name of registrant as specified on its charter)


         Delaware                    000-51924                  76-0774429
(State of Incorporation)            (Commission                (IRS Employer
                                    File Number)                ID Number)


                   Registrant's address and telephone number:
                  1314 King Street, Wilmington, Delaware 19801
                                 (302) 888-7444


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2b)

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.06.      Material Impairments

     On February 12, 2007, Ridgewood Energy O Fund, LLC (the "Fund") was informed by its operator, Apache Corporation, that the exploratory well being drilled in the West Delta 95 ("WD 95") lease block did not have commercially productive quantities of either natural gas or oil and has been deemed an unsuccessful well or dry-hole. The Fund owns a 28.05% working interest in WD 95.

     As a result of the dry-hole, the Fund concluded that a charge for impairment of its working interest in the WD 95 lease block was required. In addition, the WD 95 well will be plugged and abandoned. The abandonment and impairment resulted in a charge of approximately $15.1 million in the fourth quarter of 2006 with total estimated dry-hole costs approximating $19.5 million.

     In August 2005, as a result of Hurricane Katrina, WD 95 sustained damage to its conductor/drive pipe, which was bent and partially buried in the Gulf floor. Costs incurred in connection with recovery operations related to Hurricane Katrina are covered under the Fund's insurance policies. As such, the Fund has recorded an insurance recovery receivable of approximately $11 million as of December 31, 2006 related to costs incurred for WD 95 Hurricane Katrina recovery operations.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.


                                   RIDGEWOOD ENERGY O FUND, LLC


Date: February 16, 2007            By:   /s/ Kathleen P. McSherry
                                         ------------------------
                                         Kathleen P. McSherry
                                         Senior Vice President and Chief
                                         Financial Officer




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